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                                                                   EXHIBIT 99.1


                                                                  [ASPEON LOGO]

NEWS RELEASE

CONTACT:   Julie Crandall/E. E. Wang
           PondelWilkinson MS&L
           310.207.9300 or INVESTOR@ASPEON.COM

           Don Rutherford
           Aspeon, Inc.
           949.440.8000 or INVESTOR@ASPEON.COM

                                                           FOR IMMEDIATE RELEASE

                  ASPEON ANNOUNCES SALE OF CONSULTING CONTRACTS

                         TO AECIO TECHNOLOGY GROUP, INC.
    --COMPANY TERMINATES NEGOTIATIONS FOR SALE OF BOSTON-BASED SUBSIDIARIES--

           IRVINE, CALIFORNIA - MARCH 7, 2001 - Aspeon, Inc. (OTC:ASPE) today announced that it has signed an agreement to sell certain assets, primarily customer contracts related to its Philadelphia-based consulting business, to Aecio Technology Group, Inc., a leading provider of enterprise application integration services, for $900,000 in cash.

           "This transaction follows our previous announcement indicating our short-term goal of eliminating operating losses and building cash reserves, while continuing to build and maintain our core Javelin Systems business," said Richard Stack, president and chief executive officer of Aspeon. "With the transition of our general IT consulting customers and consulting staff to Aecio, combined with internal cost cutting initiatives, Aspeon has made great strides toward accomplishing its short term financial and operating objectives. Our ongoing efforts continue to be on achieving profitability in our core foodservice and retail operations."

           The company also announced that it has terminated discussions for the sale of its Foodservice ASP and related Oracle consulting businesses, which was previously announced. The company stated that the closing of the sale was terminated due to the inability of the parties to agree on acceptable terms.

           ABOUT ASPEON, INC.

           Aspeon Inc., is a leading manufacturer and provider of point-of-sale
(POS) systems, services and enterprise technology solutions for the retail and foodservice markets. Visit Aspeon at WWW.ASPEON.COM. EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS MADE IN THIS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE

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SECURITIES EXCHANGE ACT OF 1934. SUCH FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN
RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF ASPEON AND ITS MANAGEMENT REGARDING THE COMPANY'S STRATEGIC DIRECTIONS, PROSPECTS AND FUTURE RESULTS. CERTAIN FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING OUR COMPETITIVE ENVIRONMENT, ECONOMIC AND OTHER CONDITIONS IN THE MARKETS IN WHICH WE OPERATE, CHANGES IN LAWS, THE SIZE AND TIMING OF CUSTOMER ORDERS, DELAYS IN NEW PRODUCT ENHANCEMENTS AND NEW PRODUCT AND/OR SERVICE INTRODUCTIONS, QUALITY CONTROL DIFFICULTIES, CHANGES IN MARKET DEMAND, AND OTHER RISKS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SEC, WHICH DISCUSSIONS ARE INCORPORATED HEREIN BY REFERENCE. SUCH FORWARD-LOOKING
STATEMENTS REPRESENT MANAGEMENT'S CURRENT EXPECTATIONS AND ARE INHERENTLY UNCERTAIN. THE COMPANY'S ACTUAL RESULTS AND PERFORMANCE MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS


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